CONSENT AND WAIVER AND

AMENDMENT NO. 2 TO SECURITY AGREEMENT

This Consent and Waiver and Amendment No. 2 to Security Agreement (the “Second Amendment”) is entered into among Stratos Renewables Corporation, a Nevada corporation (together with its subsidiaries set forth on the signature pages hereto, the “Company”), I2BF Biodiesel Limited, an exempt business company limited by shares existing under the laws of the British Virgin Islands (“I2BF”), BlueDay Limited, a business company existing under the laws of the British Virgin Islands (“BlueDay”), and Blue Day SC Ventures, a joint venture of BlueDay and MA Green, a partnership (“Blue Day SC Ventures” and together with the Company and I2BF, the “Parties” and each individually a “Party”) and effective as of March 4, 2010.

WITNESSETH:

WHEREAS: The Parties entered into a Note and Common Stock Purchase Agreement, dated as of July 15, 2009 (the “Purchase Agreement”) and a Security Agreement, dated as of July 15, 2009 (the “Security Agreement”);

WHEREAS: On November 6, 2009, the Company and the Parties entered into that certain Consent and Waiver and Amendment to Security Agreement (the “Original Amendment”) in connection with I2BF’s lending to the Company an additional sum of US$500,000 (the “November 2009 Bridge Financing”);

WHEREAS: The Company wishes to borrow and I2BF and BlueDay wish to lend to the Company, up to an additional sum of US$1,850,000 pursuant to the terms of that certain Note Purchase Facility Agreement of even date herewith (the “Facility Agreement”), in accordance with the terms thereof;

WHEREAS: In connection with the November 2009 Bridge Financing and again in connection with entering into the Facility Agreement, the Parties have agreed to grant their consent with respect to certain matters as required by the Purchase Agreement and to amend the Security Agreement to provide for the extension of the existing security interest to the Secured Promissory Notes issued to I2BF and BlueDay pursuant to the Facility Agreement (the “Facility Notes” and, collectively with the Notes issued in connection with the November 2009 Bridge Financing, the “Additional Bridge Notes”);

WHEREAS: Each term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

NOW THEREFORE: In consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.      Consent.  I2BF, BlueDay and each of them agree to and hereby do consent to the Facility Agreement and the issuance of the Facility Notes and (i) for the purposes of Section 5.3(iv) of the Purchase Agreement, to the Company’s incurring indebtedness in connection therewith and (ii) for the purposes of Section 5.3(v) of the Purchase Agreement, to the Company’s grant and extension of a security interest in the assets of the Company and its Subsidiaries as further provided in this Second Amendment.

2.      Application of the Security Agreement to the Additional Bridge Notes.  The parties and each of them agree that the Security Agreement shall be and hereby is amended to provide that the Additional Bridge Notes are and each of them individually is a “Note” for the purposes of the Security Agreement such that the security interests granted and governed by such agreement shall be extended to form security for the Additional Bridge Notes on a pari passu basis with the other Notes (as defined in the Security Agreement) in accordance with their relative principal amounts and otherwise in accordance with the Security Agreement; provided that each of I2BF and BlueDay agrees to subordinate its security interests to those granted to Interbank, if any, in connection with the Interbank Financing on the same terms and conditions as holders of other secured promissory notes of the Company.

3.      Amendment of November Note.  I2BF and the Company agree to and hereby do amend the November Note such that the date specified in clause (i) of the definition of “Maturity Date” appearing in the recitals thereof shall be December 31, 2012.

4.      Balance Closing.  The parties hereto agree and acknowledge that the Balance Closing has not occurred as of the date hereof and, as such and in accordance with Section 2.1(b) of the Purchase Agreement, shall occur or shall not occur solely at the option of I2BF following the closing of the Interbank Facility and the satisfaction of the conditions for the Balance Closing set forth in Section 2.1(b) of the Purchase Agreement.  In the event that the Balance Closing does occur, all outstanding principal and interest with respect to the Additional Bridge Notes shall be applied at I2BF’s option against I2BF’s Balance Closing funding commitment as described in the Purchase Agreement.

5.      Amendment.  Except as expressly provided herein, no amendment is made to the terms of the Purchase Agreement, the Security Agreement, any other Transaction Documents or the Additional Bridge Notes (or any of them).  Neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than pursuant to a written instrument executed by all of the Parties.

6.      Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within the State of California, without regard to the conflict of laws principles thereof.

7.      Entire Agreement.  This Amendment and the Agreement, as amended, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

8.      Severability.  If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Amendment shall be enforceable in accordance with its terms.

9.      Titles.  The titles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

10.    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the Parties, and all of which together shall constitute one instrument.

11.    Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more Parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all Parties agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

12.    Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Amendment.

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Consent and Waiver and Amendment to Security Agreement as of the date first above written.

COMPANY:

STRATOS RENEWABLES CORPORATION

/s/ Thomas Snyder
Name: Thomas Snyder
Title: President and Chief Executive Officer

GREEN SANDS, INC.		I2BF BIODIESEL LIMITED

By:	/s/ Steve Magami	/s/ Ilya A. Golubovich

Name:	Steve Magami	Ilya A. Golubovich, Director

Title:	President

STRATOS DEL PERU SAC		BLUEDAY LIMITED
A British Virgin Island Company
(on behalf of itself and Blue Day SC Ventures)
By:	/s/ Cesar Alonso
		By:	/s/ Joseph El-Khouri
Name:	Cesar Alonso
		Name:	Joseph El-Khouri
Title:	General Manager
Title:

ARENA VERDE SAC		GREEN SANDS PERU SAC

By:	/s/ Steve Magami	By:	/s/ Cesar Alonso

Name:	Steve Magami	Name:	Cesar Alonso

Title:	President	Title:	General Manager